                                                                       exhibit j

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated October 15, 2002, relating to the financial statements and financial highlights of Citi Cash Reserves and Cash Reserves Portfolio which appear in the August 31, 2002 Annual Report to Shareholders of Citi Cash Reserves, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Auditors" and "Independent Accountants and Financial Statements" in such Registration Statement.


PricewaterhouseCoopers LLP
New York, NY
December 18, 2002
                                                                      exhibit j

                          INDEPENDENT AUDITORS' CONSENT


To the Trustees and Shareholders of
CitiFunds Trust III:

We consent to the incorporation by reference, in these Prospectuses and Statement of Additional Information, of our report dated October 11, 2002, on the statement of assets and liabilities for the Citi Connecticut Tax Free Reserves, Citi California Tax Free Reserves, Citi New York Tax Free Reserves, Citi Tax Free Reserves, and Citi U.S. Treasury Reserves of CitiFunds Trust III and of Tax Free Reserves Portfolio and U.S. Treasury Reserves Portfolio (the "Funds") as of August 31, 2002, including the schedule of investments of Citi Connecticut Tax Free Reserves, Citi California Free Reserves and Citi New York Tax Free Reserves of CitiFunds Trust III and of Tax Free Reserves Portfolio and U.S. Treasury Reserves Portfolio, and the related statements of operations for the year then ended, the statements of changes in net assets and the financial highlights for each of the years in the two-year period then ended. These financial statements and financial highlights and our report thereon are included in the Annual Report of the Fund as filed on Form N-30D.

We also consent to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Accountants and Financial Statements" in the Statement of Additional Information.


                                                                KPMG LLP


New York, New York
December 19, 2002